UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 14, 2025
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Pilgrim's Pride Corporation (the “Company”) is hosting an Investor Day event today, March 14, 2025 at 10 a.m. Eastern Daylight time. A copy of the slides to be used in conjunction with the Company's Investor Day presentation on March 14, 2025 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information furnished in Item 7.01 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference in any of the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01 Other Events.
On March 13, 2025, the Board of Directors (the “Board”) authorized and declared a dividend of $6.30 per share on the Company's issued and outstanding common shares of stock and beneficial interest (the“Dividend”). The Dividend will be payable to the stockholders of record at the close of business on April 3, 2025.
The Company issued a press release on March 14, 2025 announcing the Dividend. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Pilgrim's Pride Corporation Investor Day Presentation.

99.2	Press Release of Pilgrim's Pride Corporation, dated March 14, 2025.

104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	March 14, 2025	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer